UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2008

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 17, 2008, the Board of Directors of Regions Financial Corporation (“Regions”) adopted amended and restated By-laws of Regions.

The amendments provide for:

•	the repeal and deletion of the By-law sections provided for in the merger agreement between Regions and AmSouth Bancorporation (“AmSouth”);

•	the deletion of references to the By-law sections provided for in the merger agreement between Regions and Union Planters Corporation that were previously superseded;

•

the addition of a new section of Article IV (Section 10) providing for the creation of an officers’ committee of Regions, called the Executive Council. The Executive Council is chaired by the Chief Executive Officer, who appoints the members of the council. The Executive Council’s purpose is to develop, publish, and implement policies and procedures for Regions and its subsidiaries;

•

the amendment of Article II, Section 3 (Voting) to clarify that in all matters other than the election of directors, the affirmative vote of a majority votes cast “for” or “against” the matter is the act of the stockholders (without regard to abstentions and broker non-votes);

•	the amendment of Article IV, Section 7 (Comptroller) to change the position of Comptroller to Chief Financial Officer;

•	the ability of the Board of Directors to delegate the authority to appoint officers holding the position of Executive Vice President and below in Article IV, Section 10 (Election of Officers);

•	the addition of the procedures for transferring uncertificated shares in Article V, Section 3 (Transfer of Shares); and

•	the updating of various cross references and other clerical changes throughout the By-laws.

Pursuant to the By-laws as in effect prior to the amendments, the deletion of sections provided for in the AmSouth merger agreement required the approval of 75% of the Regions Board of Directors.

The foregoing description of the amendments is qualified in its entirety by the complete text of the amended and restated By-laws, a copy of which is attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.2	By-Laws of Regions Financial Corporation as amended and restated April 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: April 22, 2008